                                                                    EXHIBIT 11.1

                                  VENCOR, INC.
         COMPUTATION OF EARNINGS PER COMMON AND COMMON EQUIVALENT SHARE
              FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                         1996     1995     1994
                                                      ------- --------  -------
PRIMARY EARNINGS (LOSS) PER COMMON AND COMMON EQUIV-
 ALENT SHARE:
Earnings (loss):
 Income from operations.............................  $48,005 $  8,363  $86,139
 Preferred stock dividend requirements..............       --   (5,280)  (7,574)
 Gain on preferred stock redemption.................       --   10,176       --
 Other..............................................       --       --     (179)
                                                      ------- --------  -------
 Income from operations available to common stock-
  holders...........................................   48,005   13,259   78,386
 Extraordinary loss on extinguishment of debt, net
  of income tax benefit.............................       --  (23,252)    (241)
                                                      ------- --------  -------
  Income (loss) available to common stockholders....  $48,005 $ (9,993) $78,145
                                                      ======= ========  =======
Shares used in the computation:
 Weighted average common shares outstanding.........   69,704   61,196   55,522
 Dilutive effect of common stock equivalents........      998    1,122    1,515
                                                      ------- --------  -------
  Shares used in computing earnings (loss) per com-
   mon and common equivalent share..................   70,702   62,318   57,037
                                                      ======= ========  =======
Primary earnings (loss) per common and common equiv-
 alent share:
 Income from operations.............................  $  0.68 $   0.21  $  1.37
 Extraordinary loss on extinguishment of debt.......       --    (0.37)      --
                                                      ------- --------  -------
  Net income (loss).................................  $  0.68 $  (0.16) $  1.37
                                                      ======= ========  =======

                                                                    EXHIBIT 11.1

                                  VENCOR, INC.
         COMPUTATION OF EARNINGS PER COMMON AND COMMON EQUIVALENT SHARE
                                  (CONTINUED)
              FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                        1996     1995     1994
                                                     ------- --------  -------
FULLY DILUTED EARNINGS (LOSS) PER COMMON AND COMMON
 EQUIVALENT SHARE:
Earnings (loss):
 Income from operations available to common
  stockholders...................................... $48,005 $ 13,259  $78,386
 Interest addback on convertible securities, net of
  income taxes......................................      --    7,380   10,127
                                                     ------- --------  -------
 Adjusted income from operations available to common
  stockholders......................................  48,005   20,639   88,513
 Extraordinary loss on extinguishment of debt, net
  of income tax benefit.............................      --  (23,252)    (241)
                                                     ------- --------  -------
  Income (loss) available to common stockholders.... $48,005 $ (2,613) $88,272
                                                     ======= ========  =======
Shares used in the computation:
 Weighted average common shares outstanding.........  69,704   61,196   55,522
 Dilutive effect of common stock equivalents and
  other dilutive
  securities (a)....................................     998   10,771   13,492
                                                     ------- --------  -------
  Shares used in computing earnings (loss) per
   common and common equivalent share...............  70,702   71,967   69,014
                                                     ======= ========  =======
Fully diluted earnings (loss) per common and common
 equivalent share:
 Income from operations............................. $  0.68 $   0.29  $  1.28
 Extraordinary loss on extinguishment of debt.......      --    (0.32)      --
                                                     ------- --------  -------
  Net income (loss)................................. $  0.68 $  (0.03) $  1.28
                                                     ======= ========  =======

-------
(a) During 1995 all convertible debt securities were redeemed in exchange for cash or converted into Vencor common stock. Accordingly, the computation of fully diluted earnings per common share assumes that the equivalent number of common shares underlying such debt securities were outstanding during the entire year even though the result thereof is antidilutive.